UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report February 27, 2006
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2006, the Board of Directors (the “Board”) of The York Water Company (the “Company”) approved cash incentive payments to the following executive officers of the Company in the amounts indicated:

Name	Executive Position	Cash Incentive Payment
Jeffrey S. Osman	Director, President and Chief Executive Officer	$12,937.49
Jeffrey R. Hines	Vice President - Engineering and Secretary	$6,024.36
Duane R. Close	Vice President - Operations	$5,772.86
Bruce C. McIntosh	Vice President - Human Resources and Assistant Treasurer	$4,725.73
Kathleen M. Miller	Chief Financial Officer and Treasurer	$4,675.01
Vernon C. Bracey	Vice President - Customer Service	$4,173.83

The cash incentive payments were approved pursuant to the Company’s Cash Incentive Plan adopted by the Board on January 24, 2005.

On February 27, 2006, the Board adopted a Cash Incentive Plan for the calendar year 2006 that authorizes cash based incentives for executive officers to be awarded based on criteria established by the Compensation Committee of the Board.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: February 28, 2006	By:	/s/ Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer